UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Renaissance House

12 Crow Lane

Pembroke, HM19 Bermuda

(Address of principal executive office)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with an intercompany restructuring effected July 1, 2015, RenaissanceRe Holdings Ltd. ( “RenRe Holdings”) and certain of its indirect wholly owned subsidiaries entered into the supplemental indentures discussed below.

Fourth Supplemental Indenture. Pursuant to the Second Supplemental Indenture, dated as of November 2, 2005, to the Indenture, dated as of May 26, 2005 (as supplemented from time to time, the “7.50% Indenture”), by and among Platinum Underwriters Finance, Inc., as issuer (“PUFI”), Platinum Underwriters Holdings, Ltd., as guarantor (“Platinum Holdings”), and The Bank of New York Mellon Trust Company, as successor trustee (“BONY”), PUFI issued $250.0 million of its Series B 7.50% Notes due June 1, 2017 (the “7.50% Notes”) and Platinum Holdings guaranteed (the “Platinum Guarantee”) the 7.50% Notes. On March 3, 2015, PUFI, Platinum Holdings, BONY and RenRe Holdings entered into the Third Supplemental Indenture to the 7.50% Indenture, pursuant to which RenRe Holdings issued a guarantee of the 7.50% Notes.

On July 1, 2015, Platinum Holdings merged with RenRe Holdings, with RenRe Holdings as the surviving company. In connection with this merger, PUFI, RenRe Holdings, Platinum Holdings and BONY entered into the Fourth Supplemental Indenture, dated as of July 1, 2015 (the “Fourth Supplemental Indenture”), to the 7.50% Indenture. Pursuant to the Fourth Supplemental Indenture, RenRe Holdings assumed all of the obligations of Platinum Holdings under the 7.50% Indenture and the Platinum Guarantee. The description of the Fourth Supplemental Indenture contained herein is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Second Supplemental Indenture. Pursuant to the Indenture, dated as of March 17, 2010 (as supplemented from time to time, the “5.75% Indenture”), by and among RenRe North America Holdings Inc., as issuer (“RRNAH”), RenRe Holdings, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (“Deutsche Bank”), and the First Supplemental Indenture thereto, dated as of the same date, RRNAH issued $250.0 million of its 5.75% Senior Notes due 2020 (the “5.75% Notes”) and RenRe Holdings issued a guarantee of the 5.75% Notes.

On July 3, 2015, RRNAH, RenRe Holdings, Deutsche Bank and RenaissanceRe Finance Inc. (“RenRe Finance”), an indirect wholly owned subsidiary of RenRe Holdings, entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) to the 5.75 % Indenture. Pursuant to the Second Supplemental Indenture, RenRe Finance became a co-obligor of the 5.75% Notes with the same obligations, duties, rights, benefits and privileges as RRNAH under the 5.75% Indenture and the 5.75% Notes, and RenRe Holdings confirmed its obligations under its guarantee of the 5.75% Notes. The description of the Second Supplemental Indenture contained herein is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Item 8.01	Other Events.

On April 16, 2015, A.M. Best announced that (i) the debt ratings on the 7.50% Notes issued by PUFI and as to which RenRe Holdings issued a guarantee on March 3, 2105, have been upgraded to “a-” and assigned a negative outlook, (ii) the debt ratings of “a-” on the 5.75% Notes issued by RRNAH have been affirmed and assigned a negative outlook and (iii) it has removed from under review with negative implications and affirmed the issuer credit rating of “a-” and all debt ratings of RenRe Holdings, which ratings have been assigned a negative outlook.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

4.1	Fourth Supplemental Indenture, dated as of July 1, 2015, by and among Platinum Underwriters Finance, Inc., as issuer, RenaissanceRe Holdings Ltd., as parent guarantor, Platinum Underwriters Holdings, Ltd., as guarantor, and The Bank of New York Mellon Trust Company, as successor trustee.

4.2	Second Supplemental Indenture, dated as of July 3, 2015, by and among RenRe North America Holdings Inc., as issuer, RenaissanceRe Holdings Ltd., as guarantor, RenaissanceRe Finance Inc., as co-obligor, and Deutsche Bank Trust Company Americas, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: July 8, 2015	By:	/s/ Jeffrey D. Kelly
	Name:	Jeffrey D. Kelly
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description

4.1	Fourth Supplemental Indenture, dated as of July 1, 2015, by and among Platinum Underwriters Finance, Inc., as issuer, RenaissanceRe Holdings Ltd., as parent guarantor, Platinum Underwriters Holdings, Ltd., as guarantor, and The Bank of New York Mellon Trust Company, as successor trustee.

4.2	Second Supplemental Indenture, dated as of July 3, 2015, by and among RenRe North America Holdings Inc., as issuer, RenaissanceRe Holdings Ltd., as guarantor, RenaissanceRe Finance Inc., as co-obligor, and Deutsche Bank Trust Company Americas, as trustee.